EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT

     EMPLOYMENT  AGREEMENT  (this  "Agreement"),  dated  April 25,  1997, by and
between   LogiMetrics,   Inc.  (the   "Company")   and  Norman  M.  Phipps  (the
"Executive"), residing at 5 Crystal Court, Neshanic Station, New Jersey 08853.

                              W I T N E S S E T H:

     WHEREAS, the Company, mm-Tech, Inc. ("mm-Tech"), mm-Tech Acquisition Corp. ("Merger Sub") and Charles S. Brand have entered into an Agreement and Plan of Merger, dated December 18, 1996 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into mm-Tech and all of the issued and outstanding capital stock of mm-Tech will be converted into shares of Common Stock of the Company (the "Merger"); and

     WHEREAS, the Executive has previously served as the Chairman of the Board and Acting President of the Company; and

     WHEREAS, the Executive is willing to serve as the President and Chief Operating Officer of the Company commencing upon the consummation of the Merger (the "Commencement Date") and the Company desires to retain the Executive in that capacity on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     Section 1. Term of Employment. The Executive's employment shall commence on the Commencement Date and, subject to earlier termination pursuant to Section 5 hereof, shall continue until the fifth anniversary of the Commencement Date (the "Term"). In the event that the Commencement Date does not occur prior to April 30, 1997, this Agreement shall become null and void and shall be of no further force and effect. The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement; (ii) this Agreement is a valid and binding agreement enforceable against him according to its terms;
(iii) the execution and performance of this Agreement by him does not violate the terms of any existing agreement or understanding to which the Executive is a party or by which he may be bound; and (iv) the Executive knows no reason why he would not be insurable at regular smoker rates.

     Section 2. Position and Duties. During the Term, the Executive shall serve as the President and the Chief Operating Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company. During the Term, the Executive shall also hold such other positions with one or more of the Company's subsidiaries and shall perform such duties in connection therewith as may be directed by the Board. During the Term, and except for illness or incapacity and reasonable

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vacation periods of no more than four weeks in any calendar year (or such other, longer period as shall be consistent with the Company's policies for other senior executives), the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, that (i) the Executive may engage in other personal business activities not constituting Competing Businesses under the Merger Agreement up to three days in any calendar month and (ii) the Executive may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company), speaking engagements, membership on the board of directors of other organizations, and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict with the business of the Company, its subsidiaries and affiliates.

     Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

          (a) The Company shall pay the Executive a fixed salary at the rate of $150,000 per annum or such higher annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review and such periodic increases as the Board (or the Compensation Committee of the Board) shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of senior executives. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than bi-weekly.

          (b) Subject to the approval of the Board (or the Compensation Committee of the Board), the Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any employee benefit plan or program now or hereafter established and maintained by the Company. Notwithstanding the foregoing, nothing in this Agreement shall require the Company to establish or maintain any such plans or programs or shall preclude the amendment or termination of any such plan or program established by the Company from time to time, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

          (c) The Company shall provide and maintain a term life insurance policy on the Executive in the face amount of at least $1 million.

     Section 4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

     Section 5. Effect of Termination of Employment. (a) In the event the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to a Without Cause Termination, the Company shall, as liquidated damages or severance pay, or both, continue, subject to the provisions of Section 6 below, to pay the Executive's Base Salary as in effect at the time of such termination for the greater of (i) the remainder of the then-current Term, or (ii) a period of twelve months from the effective date of such termination. During the period that the Company is making payments pursuant to this Section 5(a), the Company shall continue to provide the Executive with continued group hospitalization, health and related insurance in lieu of any rights the Executive would otherwise have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). For purposes hereof, no Without Cause Termination shall be effective until 30 days after the Company has given notice of termination to the Executive.

          (b) In the event the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to a Permanent Disability, the Company shall continue to pay the Executive's Base Salary as in effect at the time of such termination for a period of six months from the date of such termination; provided, that such amounts shall be offset by any amounts otherwise paid to the Executive under the Company's then-existing disability program. In addition, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. The Executive shall be entitled to continued group hospitalization, health and related insurance for the periods specified under COBRA and the Company shall pay any related premiums for a period of up to twelve months following such termination.

          (c) In the event that the Executive dies or the Executive's employment hereunder terminates due to a Termination for Cause or the Executive terminates employment with the Company for reasons other than Permanent Disability or retirement pursuant to any retirement plan then maintained by the Company, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full to the Executive or his legal representative. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except for benefits that have already become vested under the terms of employee benefit programs maintained by the Company or its affiliates for its employees and except as otherwise required by law.

          (d) For purposes of this Agreement, the following terms have the following meanings:

               (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) breached or failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in any conduct detrimental to the business or reputation of the Company,
     (c) been convicted of a felony or misdemeanor  involving  moral  turpitude,
     (d)  breached or failed to perform his

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     obligations  and duties  hereunder, which breach or failure the  Executive shall fail to remedy within 30 days after written demand from the Company, or (e) violated the representations made in Section 1 above or the provisions of Section 6 below.

               (ii) The term "Without Cause Termination" means a termination of the Executive's employment by the Company other than due to Permanent Disability, retirement or expiration of the Term and other than a Termination for Cause.

               (iii) The term "Permanent Disability" means permanently disabled so as to qualify for full benefits under the Company's then-existing disability insurance policy; provided, however, that if the Company does not maintain any such policy on the date of determination, "Permanent Disability" shall mean the inability of the Executive to work for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.

     Section 6. Other Obligations and Duties of Executive During and After Term.

          (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that is in the public domain, other than as a result of a breach by the Executive of his obligations hereunder, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

          (b) The Executive recognizes and acknowledges that the Company shall own all Work Product created by the Executive during the Term. As used herein, "Work

Product" includes, but is not limited to, all intellectual property rights, U.S. and international copyrights, patentable inventions, creations, discoveries and improvements, works of authorship and ideas, whether or not patentable or copyrightable and regardless of their form or state of development. All Work Product shall be considered work made for hire by the Executive and shall be owned by the Company.

          If any of the Work Product may not, by operation of law, be considered a work made for hire by the Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, the Executive shall assign, and upon creation thereof shall be deemed to have automatically assigned, without further consideration, the ownership of all such Work Product to the Company and its successors and assigns. The Company, its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and other protections available to the Work Product. The Executive shall assist the Company in obtaining and maintaining patent, copyright, trademark and other appropriate protection for all Work Product in all countries, at the Company's expense. The Executive hereby irrevocably relinquishes for the benefit of the Company, its successors and assigns any moral rights in the Work Product recognized under applicable law.

          The Executive shall disclose all Work Product promptly to the Company and shall not disclose the Work Product to anyone other than authorized Company personnel without the Company's prior written consent. The Executive shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others.

          The provisions of this Section 6(b) cover Work Product of any kind that is conceived or made by the Executive that (i) relates to the business of the Company, its subsidiaries and affiliates, (ii) results from tasks assigned to the Executive by the Company, its subsidiaries and affiliates, or (iii) are conceived or made with the use of facilities or materials provided by the Company, its subsidiaries and affiliates.

          (c) In consideration of the payments made to him hereunder, during the two-year period commencing on the effective date of the termination of his employment, the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any Competing Business (as defined in the Merger Agreement), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during such two-year period, solicit for the account of any Competing Business, any customer or client of the Company or its affiliates, or, in the event of the Executive's termination of his employment, any entity or individual that was such a customer or client during the twelve-month period immediately preceding the Executive's termination of employment. The Executive also shall not, during such two-year period, act on behalf of any Competing Business to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

          For purposes of the preceding paragraph, the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than 2 percent of any class of equity interest in a publicly held business, firm or entity.

          (d) The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The Executive acknowledges that the restrictions contained in this Section 6 are reasonable and necessary to protect the legitimate interests of the Company and that any breach by the Executive of any provision hereof will result in irreparable injury to the Company. The Executive acknowledges that, in addition to all remedies available at law, the Company shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 6. The provisions of this Section 6 shall survive the Executive's termination of his employment with the Company.

     Section 7. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

     Section 8. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term "Company" as used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

     Section 9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                                    LogiMetrics, Inc.
                                    121-03 Dupont Street
                                    Plainview, New York 11803
                                    Attention:  Secretary
                                    Facsimile:  (516) 349-8552

or to such other address as either party shall have previously specified in writing to the other.

     Section 10. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

     Section 11. Source of Payment. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

     Section 12. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.

     Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

     Section 14. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

     Section 15. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this Section 15 may only be amended or otherwise modified by such a writing.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.

                                              LOGIMETRICS, INC.



                                              By:/s/Russell J. Reardon
                                                 _______________________________
                                                 Russell J. Reardon,
                                                 Senior Vice President
                                                 Finance and Administration


                                                 /s/Norman M. Phipps
                                                 _______________________________
                                                 Norman M. Phipps